AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of January 15, 2019 (this “Agreement”), among Generex Biotechnology Corporation (the “Company” or “Generex”), NuGenerex Distribution Solutions 2, LLC, (the “Borrower”), Veneto Holdings, L.L.C. (“Veneto”) and the members of Veneto identified on Schedule 1 hereto (each a “Member” and, collectively, the “Members”). The Company, Borrower, Veneto and each Member may each be referred to herein as a “Party” or, collectively, as the “Parties.” Certain capitalized terms that are used but not otherwise defined in this Agreement are defined in Article IV.

WHEREAS, Borrower is a wholly owned subsidiary of the Company;

WHEREAS, Borrower has issued to Veneto a Promissory Note dated November 1, 2018 which is due January 15, 2019 (the “Promissory Note”) in the principal amount of $35,000,000;

WHEREAS, the Members hold all of the issued and outstanding voting equity interests in Veneto;

WHEREAS, pursuant to the terms hereof, the Company desires to issue, and Veneto desires to accept, shares of Generex Common Stock (“Generex Shares”), in the amounts set forth herein, as satisfaction of a portion of Borrower’s obligations under the Promissory Note;

WHEREAS, pursuant to the terms hereof, the parties have agreed to extend the date for payment of the remaining amounts under the Promissory Note; and

WHEREAS, Veneto consents to the Generex Shares’ distribution directly to the Members in the amounts set forth in Schedule 1 as partial consideration for their agreement to amend the Promissory Note, and Generex has agreed to issue the shares directly to the Members in such amounts.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein,

the Parties agree as follows:

ARTICLE I SHARE ISSUANCE AND MATURITY EXTENSION

1.1. Initial Share Issuance. Effective upon Closing, and subject to all of the terms and conditions hereof, the Company hereby agrees to deliver to each Member, free and clear of any Liens, and Veneto and each Member hereby agrees to accept from the Company, as payment of $15,750,000 of the $35,000,000 principal amount and accrued interest of the Promissory Note, the number of Generex Shares determined in accordance with Section 1.1, with the number to be issued to each Member determined by reference to the percentage set forth opposite such Member’s name on Schedule 1 hereto (the “Shares Percentage”). Closing shall occur on or before the date set forth in Section 7.1. Parties agree that $750,000 represents all interest to date that has accrued and is owing on the Promissory Note.

1.2. Number of Generex Shares. At Closing, each Generex Share will have an agreed value of $2.50 with downside protection set forth in this section below, and therefore Generex will deliver an aggregate 6,300,000 Generex Shares to the Members. If, on the first to occur of (i) the one hundred eightieth (180) day after closing or (ii) the effective date of a registration statement filed with and approved by the Commission, including the Generex Shares pursuant to this Agreement, the average VWAP of Generex common stock for the preceding five (5) trading days is less than $2.50 share, Generex will deliver additional Generex Shares such that the aggregate number of shares delivered under this Agreement equals $15,750,000 ÷ such average VWAP

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1.3. Modifications to Promissory Note.

1.3.1. The “Maturity Date” under the Promissory Note is amended and revised to be April 30, 2019.

1.3.2. The principal balance of the remaining Twenty Million Dollars ($20,000,000) of the Promissory Note shall be represented by amendment to the Promissory Note dated November 1, 2018 and will be convertible on/or before April 30, 2019, into Generex Shares at $2.50 per share with downside protection the character of which is set forth in Section 1.2 of this Agreement. Interest on this Twenty Million Dollar ($20,000,000) Promissory Note shall accrue at 12% simple interest. The outstanding Principal Amount and accrued and unpaid interest under this Promissory Note shall be due and payable to Holder of the Promissory Note on the revised Maturity Date. At the Maturity Date, Veneto shall have the option of (i) payment of principal and interest in cash or (ii) payment of principal and interest by Generex’s delivery of Generex Shares valued at $2.50 per share, with the downside protection outlined in paragraph 1.2. Veneto shall notify Generex at least ten (10) calendar days prior to the Maturity Date of its choice of payment in cash. If the principal and interest will be paid in Generex Shares, the Generex Shares shall be delivered directly to the Members in accordance with their Shares Percentages.

1.3.3. Except as set forth above, the Promissory Note dated November 1, 2018 remains in full force and effect in accordance with its terms. The $3,000,000 Escrow Requirement set forth in Section 2(b)(ii) of the Amendment is hereby eliminated.

1.4. Consent. Each Member, in his capacity as a member of Veneto, hereby consents to the transactions set forth in this Agreement.

1.5. Antigen Express, LLC Shares. Upon Closing the Company will issue 3.5 million shares of Antigen Express, LLC stock directly to each of the Members in the percentages outlined in Schedule 1, attached hereto.

ARTICLE II REPRESENTATIONS & WARRANTIES OF THE COMPANY

In order to induce Veneto and the Members to enter into this Agreement and to accept the Exchange Shares, the Company hereby represents and warrants to the Members that as of the date hereof:

2.1. Organization and Good Standing. The Company is duly organized and existing in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

2.2. Authorization. The execution, delivery and performance by the Company of this Agreement, and the issuance and exchange by the Company of the Exchange Shares hereunder, (a) is within the Company’s corporate power and authority, (b) has been duly authorized by all necessary corporate proceedings, (c) does not conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or the creation of any Lien upon any of the property, and (d) does not require any filing, consent or approval pursuant to the Charter or bylaws of the Company or any law or regulation (including, without limitation, any applicable environmental restrictive transfer law or regulation) or order, judgment, writ, injunction, license, permit, agreement or instrument.

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2.3. Enforceability. The execution and delivery by the Company of this Agreement, and the issuance and exchange by the Company of the Exchange Shares hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

2.4. Generex Shares. The Generex Shares, when delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens.

ARTICLE III REPRESENTATIONS & WARRANTIES OF THE MEMBERS

As a material inducement for the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Member hereby represents, warrants and acknowledges to the Company as to itself, that on the date hereof as follows:

3.1. Enforceability. The execution and delivery by the Member of this Agreement will result in legally binding obligations of the Member, enforceable directly by and against such Member in accordance with the terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.2. Title to Promissory Note. Veneto is the sole record and beneficial owner of the Promissory Note, free and clear of any Liens.

3.3. Transferability. The Member (i) understands that the Generex Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (ii) is aware that the Generex Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions thereunder are met, and (iii) acknowledges that any transfer of Generex Shares, unless transferred pursuant to an effective registration statement, shall be subject, at the Company’s discretion, to the Company’s receipt of an opinion of counsel, reasonably acceptable to the Company and its transfer agent in form and substance and as to the identity of such counsel, that such transfer may occur without registration under the Securities Act.

3.4. Accredited Investor Status. The Member is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

3.5. Information and Reliance.

(a) The Member has relied on publicly available information in making its decisions regarding acceptance of the Generex Stock acknowledges, and agrees and confirms that (i) except as set forth this Agreement, neither Generex nor any of its Affiliates, representatives or agents makes, or has made or given, any oral or written representations, warranties, certifications or opinions of any kind, express or implied, with respect to (A) Generex, any of its Affiliates or any of its or their business, financial condition, risks or prospects, (B) the Generex Shares or (C) any other matters relating to the Generex, its Affiliates, or the Generex Shares, (ii) in making its decision to accept the Exchange Shares, it has relied solely on (A) its own independent review, investigation and analysis of the business, financial condition, risks and prospects of the Company and its Affiliates and (B) the representations and warranties of the Company set forth in Article II of this Agreement and publicly available information, including Generex’s filings with the Commission.

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ARTICLE IV REGISTRATION

4.1. Generex will register for resale by the Members the Generex Shares issued pursuant to this Agreement in the next registration statement filed by Generex with the Commission, will shall not be later than 180 days from the date of this Agreement, and to pursue prompt effectiveness of such registration statement.

ARTICLE V DEFINITIONS

5.1. Defined Terms. As used herein, the following terms have the following respective meanings:

Affiliate. Affiliate shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) of such Person and Family Members of any such Person, (b) any Person of which such Person or an Affiliate (as defined in clause (a) above) of such Person directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Person is a partner, director, officer or executive employee, and (d) in the case of a specified Person who is an individual, Family Members of such Person.

Charter. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement, limited liability company operating agreement, or articles or other organizational document of any Person other than an individual, each as from time to time amended, restated or otherwise modified.

Commission. Commission shall mean the Securities and Exchange Commission.

Lien. Lien shall mean any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom other than any lien, pledge or security interest in favor of BBVA.

Person. Person shall mean an individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

VWAP. VWAP shall mean, for any date, the daily volume weighted average price for such date (or the nearest preceding date) of the Generex common stock on the trading market where such securities are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9 a.m. New York City time to 4:02 p.m. New York City time.)

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ARTICLE VI

CERTAIN COVENANTS

6.1. Confidential Information. Any and all confidential or proprietary information disclosed or made available by the Generex to each Member in connection with or as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, shall remain confidential and the property of the Generex and shall not be disclosed by such Member and its employees, advisors, and agents, except to the extent that such Party must disclose such information to comply with applicable law. Each Member agrees not to divulge or disclose or use for its benefit or purposes any information with respect to the Company unless such information has already become public.

6.2. Further Assurances. Each Party hereto will cooperate with the other Parties hereto and execute such further instruments and documents as any Party shall reasonably request to carry out the transactions contemplated by this Agreement.

ARTICLE VII GENERAL

7.1. Term. This Agreement shall immediately expire without further action of the Parties if the Closing has not been consummated prior to the close of business on January 21, 2019.

7.2. Waivers; Amendments. (1) No failure or delay by any Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by any Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No provision of this Agreement may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by all of the Parties.

7.3. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

7.4. Survival. All covenants, agreements, representations and warranties made by the Parties herein and in the other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the Closing.

7.5. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

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7.6. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.7. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

7.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

7.9. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Joseph Moscato
Name:	Joseph Moscato
Title:	President and Chief Executive Officer

NUGENEREX DISTRIBUTION SOLTUONS 2, LLC

By:	/s/ Joseph Moscato
Name:	Joseph Moscato
Title:	President and Chief Executive Officer

VENETO HOLDINGS, L.L.C.

By:	/s/ Kevin Kuykendall
Name:	Kevin Kuykendall
Title:	Chairman

MEMBERS

/s/ Kevin Kuykendall
K&S Biotherapeutics, LLC

/s/ Moky Cheung
Radix Resources, LLC

/s/ Kyle Kuykendall
WHSH, LLC

/s/ Trenton Moody
Performance Biomedical, LLC

/s/ Mark Schneider
MCS Interest, LP

/s/ Michael Schneider
Shemiya Holdings, LP

/s/ Kevin Kuykendall
Hippocrates Holdings, LLC

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Schedule 1

Members	Shares Percentages

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